UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 12, 2018

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

Throughout this document, AT&T Inc. is referred to as "we" or "AT&T." We are filing this Form 8-K as required and in connection with the filing of registration statements on Form S-4 in respect of offers to exchange registered debt securities for certain previously issued privately offered debt securities. We are required in this Form 8-K to recast certain financial information included in our Annual Report on Form 10-K for the year ended December 31, 2017, which predominately relates to accounting changes discussed below. Other than for these updates, no other substantive changes have been made to our previously filed 2017 Form 10-K, which should be read in conjunction with this Form 8-K.

The accounting changes included in this filing reflect the retrospective application shown in our Form 10-Q for the period ended June 30, 2018, as follows:

Pension and Other Postretirement Benefits  ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost" (ASU 2017-07). We are no longer allowed to present interest, estimated return on assets and amortization of prior service credits components of our net periodic benefit cost in our consolidated operating expenses, but rather are required to include those amounts in "other income (expense) – net" in our consolidated statements of income.

Cash Flows  ASU No. 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments" (ASU 2016-15). Under ASU 2016-15, we continue to recognize cash receipts on owned equipment installment receivables as cash flows from operations. However, cash receipts on the deferred purchase price are now required to be classified as cash flows from investing activities instead of cash flows from operating activities.

Under ASU No. 2016-18, "Statement of Cash Flows (Topic 230) – Restricted Cash," (ASU 2016-18), we are required to include restricted cash in our reconciliation of beginning and ending cash and cash equivalents (restricted and unrestricted) on the face of the statements of cash flows.

Our recast Annual Report on Form 10-K for the year ended December 31, 2017, also includes the transfer of certain products between reportable segments, an example of which was to move individual wireless accounts with employer discounts to Consumer Mobility from Business Solutions.

This Form 8-K is being filed only for the purposes described above. No other information in the Form 10-K has been revised. In order to preserve the nature and character of the disclosures set forth in the Form 10-K, the items included in Exhibit 99.1 of this Form 8-K have been updated solely for matters relating specifically to the matters described above. No attempt has been made in this Form 8-K, and it should not be read to modify or update other disclosures as presented in the Form 10-K, to reflect events or occurrences after the date of the filing of the Form 10-K, on February 20, 2018. Therefore, this Form 8-K should be read in conjunction with the Form 10-K and the Company's filings made with the SEC subsequent to the filing of the Form 10-K, including the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018. References in the attached exhibits to the Form 10-K or parts thereof refer to the Form 10-K for the year ended December 31, 2017, filed on February 20, 2018, except to the extent portions of such Form 10-K have been revised in this Form 8-K, in which case, they refer to the applicable revised portion in this Form 8-K.

For further information on developments since the filing of our 2017 Form 10-K, refer to our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and our Form 8-K filed subsequent to the 2017 Form 10-K.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:
(d)          Exhibits

23	Consent of Ernst & Young LLP
99.1	Revised Item 1. of the Form 10-K for the year ended December 31, 2017
99.2
Revised Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements for the year ended December 31, 2017, 2016 and 2015

101	XBRL Instance Document

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 12, 2018	By: /s/ Debra L. Dial . Debra L. Dial Senior Vice President and Controller